Exhibit 10.49

PURCHASE AGREEMENT

BY AND BETWEEN

FIRST STATES GROUP, L.P.

(a Delaware limited partnership)

and

IPC REALTY II, LLC

(a Delaware limited liability company)

December 15, 2004

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TABLE OF CONTENTS

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PURCHASE AGREEMENT

This PURCHASE AGREEMENT (this “Agreement”) is made as of December 15, 2004, by and between First States Group, L.P., a Delaware limited partnership (the “Owner”), and IPC Realty II, LLC, a Delaware limited liability company (the “Buyer,” and together with the Owner, the “Parties”).

BACKGROUND

WHEREAS, the Owner owns the only outstanding Membership Interest (the “Interest”) in First States Investors 228 Holdings A, LLC, a Delaware limited liability company (the “Ownership Entity”); and

WHEREAS, the Ownership Entity owns the only outstanding membership interest in First States Investors 228 Holdings, LLC, a Delaware limited liability company (“Holdings”); and

WHEREAS, Holdings, in turn, owns the only outstanding membership interest in First States Investors 228, LLC, a Delaware limited liability company (“Investors”); and

WHEREAS, Investors is the owner of a certain tract of land comprised of two parcels of property measuring approximately 70,000 square feet, together with a 36-story office tower (the “Building”) and an underground five-story parking garage (the “Parking Garage”) and other improvements thereon, collectively known as State Street Financial Center, One Lincoln Street, Boston, Massachusetts; and

WHEREAS, the Buyer desires to purchase from the Owner and the Owner is willing to sell to the Buyer, part of the Owner’s Interest comprising a 30% Percentage Interest in the Ownership Entity (the “Minority Interest”); and

WHEREAS, this Agreement sets forth the terms and conditions upon which the Buyer is purchasing and assuming the Minority Interest from the Owner and the Owner is selling, assigning, and transferring the Minority Interest to the Buyer.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Sale and Purchase.

1.1 Agreement to Sell and Purchase. At the Closing, and subject to the terms and conditions of this Agreement, the Owner shall sell, assign, and transfer to the Buyer, and the Buyer shall purchase and assume from the Owner, the Minority Interest.

1.2 Purchase Price.

(a) In consideration of the sale, assignment, and transfer of the Minority Interest to the Buyer, the Buyer shall pay to the Owner an amount (the “Purchase Price”) equal to 30% of the amount obtained by deducting from U.S.$763,500,000 the aggregate principal amount of the Mortgage Loan and the Mezzanine Loan outstanding on the Closing Date. The Purchase Price is estimated by the Parties to be U.S.$60,342,525 but the actual amount thereof shall be calculated on the Closing Date in accordance with the foregoing sentence and shall be subject to adjustment pursuant to subsections (b) and (c) below. At the Closing, the Buyer shall pay the Purchase Price to the Owner by (i) causing the Escrow Agent to deliver the Deposit to the Owner and (ii) by the Owner delivering the balance of the Purchase Price, as adjusted as provided in subsections (b) and (c) below, each by a wire transfer of immediately available funds, in accordance with the instructions set forth in Exhibit A.

(b) At the Closing, the Purchase Price shall be adjusted to reflect (i) accruals of interest expenses on the Mortgage Loan and the Mezzanine Loan, (ii) rent accruals under the Tenant Leases (other than the Management Office Sublease), (iii) reserves in connection with the Mortgage Loan and Mezzanine Loan, (iv) working capital and (v) other standard accruals that are not paid or otherwise satisfied by State Street under the State Street Leases (but no adjustment or pro rations shall be made in respect of (y) tenant improvement escrows held by Chicago Title Insurance Company and (z) escrows or other funds set aside for repairs or other similar works known to the Owner to be outstanding as of the Closing Date, which escrows or other amounts shall be used by or at the direction of the Owner to pay or satisfy the obligations set forth in Section 5.3). To the extent that any such item is incapable of an exact determination as of the Closing Date, the Owner and the Buyer shall make a good faith estimate of the appropriate adjustment using the most recent ascertainable amounts of, or other reliable information in respect of, such item. The Owner and the Buyer shall use all reasonable efforts to obtain an exact determination of any such estimated items within 60 days after the Closing Date and to agree on such amounts. After approval of such amounts by both Parties, if the Buyer owes money to the Owner, Buyer shall promptly pay the amount so owed to the Owner, or if the Owner owes money to the Buyer, the Owner shall promptly pay the amount so owed to the Buyer. For the purpose of computing any amounts required under this subsection, the Closing Date shall be a day of income and expense to the Buyer.

(c) At the Closing the Buyer will be entitled to a credit in the amount of U.S.$600,000 to be applied against the Purchase Price (the “Credit”) to offset its costs and expenses relating to the Buyer’s due diligence in connection with the Transactions.

2. Closing.

2.1 Location and Date. The closing for the Transactions (the “Closing”) shall be held at the offices of Morgan, Lewis & Bockius LLP in Philadelphia, Pennsylvania, at 10:00 a.m. (local time) on December 22, 2004 (the “Closing Date”).

2.2 Deliveries. At the Closing, subject to the terms and conditions contained herein:

(a) The Owner shall deliver to the Buyer:

(i) an executed Owner’s Closing Certificate;

(ii) an executed counterpart of the Assignment Agreement;

(iii) an executed counterpart of the Amended Operating Agreement;

(iv) a counterpart of the IPC Management Agreement executed by First States Management;

(v) a counterpart of the Third Amendment to the State Street Office Lease executed by Investors and by State Street;

(vi) the Employment Acknowledgement executed by Gale and by Investors;

(vii) the State Street Estoppel Certificates;

(viii) confirmation by Lehman as to (x) the outstanding principal balance due under the Mortgage Loan Documents, (y) the amount held as reserves and/or escrows under the Mortgage Loan Documents and (z) the amount of monthly reserve and/or escrow deposits made by Investors under the Mortgage Loan Documents, each as of the Closing Date;

(ix) confirmation by SBF Funding as to (x) the outstanding principal balance due under the Mezzanine Loan Documents, (y) the amount held as reserves and/or escrows under the Mezzanine Loan Documents and (z) the amount of monthly reserve and/or escrow deposits made by Investors under the Mezzanine Loan Documents, each as of the Closing Date;

(x) the Owner will use reasonable efforts to provide an acknowledgement by Lehman that, as of the Closing Date, Lehman is not aware of any default by Investors under the Mortgage Loan Documents, nor is it aware of the existence of any condition or the occurrence of any event that by notice, the passage of time, or otherwise, would constitute an event of default by Investors under the Mortgage Loan Documents;

(xi) the Owner will use reasonable efforts to provide an acknowledgement by SBF Funding that, as of the Closing Date, SBF Funding is not aware of any default by Holdings under the Mezzanine Loan Documents, nor is it aware of the existence of any condition or the occurrence of any event that by notice, the passage of time, or otherwise, would constitute an event of default by Holdings under the Mezzanine Loan Documents; and

(xii) an amendment to the First States Management Agreement that (i) acknowledges that existence of the “not less than six” employees to be employed by the Owner pursuant to Section 7.3; and (ii) effective as of the termination date of the Gale Management Agreement, reduces the management fee paid by Investors to First States Management to equal the management fees required to be paid by First State Management to IPC Real Estate Management pursuant to the IPC Management Agreement.

(b) The Buyer shall deliver to the Owner:

(i) the Purchase Price in accordance with Section 1.2;

(ii) an executed Buyer’s Closing Certificate;

(iii) an executed counterpart of the Assignment Agreement;

(iv) a counterpart of the IPC Management Agreement executed by IPC Real Estate Management LLC; and

(v) an executed counterpart of the Amended Operating Agreement.

(c) The Ownership Entity shall deliver to each of the Buyer and the Owner an executed counterpart of the Assignment Agreement.

(d) The Parties shall also deliver to each other such other agreements, good standing certificates, and other items as may be reasonably requested.

3. Representations and Warranties of the Owner. In order to induce the Buyer to enter into this Agreement and to complete the Closing, the Owner hereby makes the following representations and warranties to the Buyer, as of the date hereof:

3.1 Organization. The Owner is a limited partnership, validly existing and in good standing under the Laws of Delaware with full power and authority and legal right to enter into and perform its obligations under this Agreement. Each of the Ownership Entity, Holdings and Investors is a limited liability company, validly existing and in good standing under the Laws of Delaware. Each of the Owner, the Ownership Entity, Holdings and Investors has made all necessary filings relating to its existence and is qualified to do business in those jurisdictions in which it is required by Law to be so qualified.

3.2 Due Authorization and Execution. This Agreement has been duly authorized, executed and delivered by the Owner, and all consents and approvals required under the Charter Documents of the Owner or any entity holding an interest in the Owner necessary for the Owner to enter into and perform its obligations under this Agreement have been obtained. No consent, approval or waiver of any other third party is required for the consummation of the Transactions.

3.3 Legality. To Owner’s knowledge, no Law or Court Order has been enacted, entered, promulgated, or enforced by any Governmental Body that is in effect and has the effect of making the purchase and sale of the Minority Interest illegal or otherwise prohibiting the consummation of the Transactions.

3.4 Litigation and Other Proceedings.

(a) Other than to the extent entirely covered by liability insurance (except for deductibles or other similar amounts), no litigation, proceeding, or action is pending or, to the Owner’s actual knowledge, threatened against or relating to the Property or any of the Ownership Entity, Holdings or Investors, that could materially adversely affect the Property or its ownership or operation by the Ownership Entity.

(b) The commitment of the Original Seller contained in the second sentence of Section 8(a)(iv) of the Original Purchase Agreement, pursuant to which the Original Seller agreed to continue to defend all actions to completion and to defend, indemnify and hold harmless Investors, its successors and assigns, from and against costs or expenses actually incurred by any such party on account of amounts actually paid out-of-pocket to unaffiliated third parties arising out of any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature, relating to or arising from or out of the litigation set forth on Schedule 8(a)(iv) to the Original Purchase Agreement has not been amended, modified, terminated or waived by Investors.

3.5 Minority Interest. The Owner is the exclusive legal and equitable owner of, and has good title to, the Minority Interest, free and clear of any claims, liens, encumbrances, pledges or security interests of any sort. There are no outstanding restrictions, options, contracts, calls, commitments or demands of any nature relating to the Owner’s Interest.

3.6 Special Purpose Entities. The Ownership Entity, Holdings and Investors carry on no business other than the direct or indirect ownership of the Property and have no other assets or liabilities not related to the ownership or operation of the Property.

3.7 Taxes. Each of the Ownership Entity, Holdings and Investors has (i) filed or caused to be filed, in a timely manner, all Tax Returns required to be filed by them, and such Tax Returns were correct and complete; and (ii) paid, collected, withheld or remitted, or caused to be paid, collected, withheld or remitted, all Taxes that are due and payable, collectible and remittable with respect to such Tax Returns or otherwise. None of the Ownership Entity, Holdings or Investors has filed an election to be treated as a corporation for U.S. federal income tax purposes.

3.8 Status of Property. The Property is in good working order, ordinary wear and tear excepted, and there is no material work that remains to be performed in respect of the Property, other than outstanding tenant improvement works disclosed in the State Street Estoppel Certificates.

3.9 Punch List. Each of the punch-list items of work described in Schedule 7(b) of the Original Purchase Agreement have been completed or otherwise resolved to the satisfaction of Investors as of or prior to the date of this Agreement.

3.10 No Condemnation Proceedings. No condemnation proceeding is pending or, to the Owner’s actual knowledge, threatened against or relating to the Property.

3.11 Tenant Leases. The Tenant Leases comprise all of leases and tenancies affecting the Property (other than subleases to which State Street is a party which have no effect upon Investors, Holdings or the Ownership Entity). Complete, true and correct copies of such Tenant Leases, including all modifications and amendments thereof or thereto, have been delivered to the Buyer. To the actual knowledge of the Owner, neither Investors nor any tenant under a Tenant Lease (or, in the case of the Management Office Sublease, State Street) is in default under any Tenant Lease and no condition exists nor has any event occurred that by notice, the passage of time or otherwise, would constitute an event of default under any Tenant Lease.

3.12 Service Contracts. All material written service contracts affecting the Property are disclosed on Exhibit B (the “Service Contracts”). Complete, true and correct copies of such Service Contracts, including all modifications and amendments thereof or thereto, have been delivered to the Buyer. Except as disclosed on Exhibit B, to the actual knowledge of the Owner, neither Investors nor any other party under any Service Contract is in default under any Service Contract, and no condition exists nor has any event occurred that by notice, the passage of time, or otherwise, would constitute an event of default under any Service Contract.

3.13 Management Contracts. The Management Contracts comprise all of management agreements and arrangements affecting the Property. Complete, true and correct copies of such Management Contracts, including all modifications and amendments thereof or thereto, have been delivered to the Buyer. To the actual knowledge of the Owner, no party to a Management Contract is in default under such Management Contract and no condition exists nor has any event occurred that by notice, the passage of time or otherwise, would constitute an event of default under any Management Contract.

3.14 Loan Documents. The Loan Documents comprise all of documentation relating to loan arrangements affecting the Property, Investors, Holdings and the Ownership Entity. Complete, true and correct copies of such Loan Documents, including all modifications and amendments thereof or thereto, have been delivered to the Buyer. To the actual knowledge of the Owner, no party to any Loan Document is in default under such Loan Document and no condition exists nor has any event occurred that by notice, the passage of time or otherwise, would constitute an event of default under any Loan Document. Each escrow and/or reserve required under the Loan Documents has been fully funded in the manner provided in such documents.

3.15 Insurance Policies. Complete, true and correct copies of all insurance policies currently in force with respect to the Property have been delivered to the Buyer. Each such policy is in full force and effect and all premiums due thereunder have been paid. No notice has been received from any of the insurance companies which issued such policies or from any agents thereof stating, in effect, that any of such policies will not be renewed.

3.16 Leasing Commissions, Etc. No brokerage or leasing commissions or any other compensation are currently or will be due or payable to any person or entity on account of any of the Tenant Leases or any extensions or renewals thereof.

3.17 Taxes Against the Property. The Owner has received no written notice from a public authority that there are contemplated improvements to or adjoining the Property by a public authority, the costs of which are to be assessed as special taxes against the Property.

3.18 Financial Statements.

(a) Attached hereto as Exhibit C are unaudited operating statements pertaining to the Property for the first nine months of 2004 which are true and correct in all material respects and fairly present the costs and expenses of the operation of the Property for the period covered. At closing, there shall have been no material adverse change in the income or expenses of the Property from that shown on Exhibit C, and the Owner has no knowledge or information concerning any prospective material changes in such items.

(b) A true and complete copy of the balance sheet of the Ownership Entity as at September 30, 2004 is attached hereto as Exhibit D. The balance sheet fairly presents, in all material respects, the financial position of the Ownership Entity as of the date thereof.

3.19 Due Diligence Materials. The Owner has, prior to the date hereof, provided or otherwise made available to the Buyer all material information, records, documents and other materials concerning or in any way affecting the Ownership Entity, Holdings or Investors or the Property and/or the operation or maintenance thereof in a material manner which are in its possession or in the possession of any of its managing or other agents, attorneys or accountants. Such materials (collectively, the “Due Diligence Materials”) are listed on Exhibit E. The Owner has received no notice from any other party of, and has no independent knowledge regarding, any material liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, relating to the Property or the Owner, the Ownership Entity, Holdings or Investors, other than that which is reflected in the Due Diligence Materials.

3.20 Brokers. Other than Holliday Fenoglio Fowler L.P., whose fee shall be paid by and shall be the sole responsibility of the Owner, no Person retained by the Owner is or will be entitled to any commission or broker’s or similar fee in connection with the Transactions.

4. Representations and Warranties of the Buyer.

The Buyer hereby makes the following representations and warranties to the Owner, as of the date hereof:

4.1 Organization; Experience. The Buyer is a limited liability company, validly existing and in good standing under the Laws of Delaware with full power and authority and legal right to enter into and perform its obligations under this Agreement and to carry on its business in the manner and in the locations in which such business has been and is now being conducted by it. The Buyer has made all necessary filings relating to its existence and doing business and is qualified to do business in those jurisdictions in which it is required by law to be so qualified, and it neither maintains nor conducts business in any other state. The Buyer is an “accredited investor” (as that term is defined in Regulation D promulgated by the Securities and Exchange Commission under the Securities Act) and is a sophisticated and experienced real estate investor fully capable of assessing the risks and rewards of purchasing the Minority Interest. Except for the representations and warranties of the Owner expressly set forth in Section 3 of this Agreement, the Buyer is relying on its own investigations and assessments in entering into this Agreement.

4.2 Authorization. This Agreement has been duly authorized, executed and delivered by the Buyer, and all consents and approvals required under the Charter Documents of the Buyer or any entity holding an interest in the Buyer necessary for the Buyer to enter into and perform its obligations under this Agreement have been obtained. No consent, approval or waiver of any other third party is required for the consummation of the Transactions.

4.3 Investment Intent. The Buyer is acquiring the Minority Interest for the Buyer’s own account for investment and not with a view to or for sale in connection with any distribution thereof in violation of any applicable securities laws. The Buyer further acknowledges that the Minority Interest has not been registered under the Securities Act and may not be transferred unless such transfer (i) is pursuant to an effective registration statement under the Securities Act or (ii) is exempt from the provisions of Section 5 of the Securities Act.

4.4 Availability of Funds. The Buyer will have on the Closing Date sufficient funds available to enable it to pay the Purchase Price pursuant to the terms of this Agreement.

4.5 Disclosure of Information. The Buyer hereby acknowledges receipt of all of the Due Diligence Materials prior to the date of this Agreement.

4.6 Legality. To the Buyer’s knowledge, no Law or Court Order has been enacted, entered, promulgated, or enforced by any Governmental Body that is in effect and has the effect of making the purchase of the Minority Interest by the Buyer illegal or otherwise prohibiting the consummation of the Transactions by the Buyer.

4.7 Brokers. No Person retained by the Buyer is or will be entitled to any commission or broker’s or similar fee in connection with the Transactions.

5. Covenants of the Owner.

5.1 Conduct of the Business. From the date of this Agreement and up to and including the Closing Date, the Owner covenants and agrees as follows:

(a) it shall cause Investors to operate and maintain the Property in a first-class manner and in compliance with all applicable ordinances, laws and regulations and all contractual obligations of Investors;

(b) it shall not remove any fixtures or personal property from the Property or remove any assets or personal property from any of the Ownership Entity, Holdings or Investors unless such removal is in the ordinary course of business and is due to obsolescence or is for the purpose of repairing, maintaining or replacing such property, in which event such fixtures or personal property shall be promptly serviced and/or replaced;

(c) it shall not, and shall not permit Investors or Holdings (as the case may be), to modify, extend, renew, amend, terminate or otherwise alter any of the Tenant Leases, the Service Contracts, the Management Contracts or the Loan Documents nor waive any of the material rights of Investors or Holdings thereunder;

(d) it shall immediately notify the Buyer of any event or occurrence having a material effect on the operation, leasing or condition of the Property, including but not limited to fire or other casualty loss, or receipt of notice of condemnation or violation of any health, safety, fire, environmental, zoning code or ordinance or any default under any Tenant Lease, Management Contact or Loan Document;

(e) in the event any new or additional due diligence material comes into the possession of the Owner or of its representatives, managing agents, attorneys or accountants at any time after the date hereof, the Owner shall immediately provide or otherwise make available to the Buyer all such material.

(f) it shall otherwise cause each of the Ownership Entity, Holdings and Investors to carry on their respective businesses in the ordinary course.

5.2 Disclosure of Certain Matters. The Owner shall give the Buyer prompt notice of any event or development that occurs that gives the Owner any reason to believe that any of the conditions set forth in Section 8 will not be satisfied prior to the Termination Date.

5.3 Tenant Improvements. The Owner agrees to pay for or otherwise cause to be satisfied (i) all obligations of Investors outstanding as of the date hereof under the existing Tenant Leases to pay the costs of, or provide a tenant allowance for, tenant improvements to be made to the Property, and (ii) all repairs and other similar works known to the Owner to be outstanding as at the Closing Date in respect of the Property.

6. Covenants of the Buyer.

6.1 Certain Taxes. All transfer, documentary, sales, use, stamp, registration, and all other such Taxes and fees incurred in connection with this Agreement shall be paid by the Buyer when due, and the Buyer will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration, and all other Taxes and fees, and, if required by applicable Law, the Owner will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

6.2 Disclosure of Certain Matters. The Buyer shall give the Owner prompt notice of any event or development that occurs that gives the Buyer any reason to believe that any of the conditions set forth in Section 9 will not be satisfied prior to the Termination Date.

7. Additional Covenants.

7.1 Public Announcements. Promptly after the execution of this Agreement, the Owner and the Buyer will each issue a press release with respect to the Transactions. The Owner and the Buyer will consult with each other before issuing such press releases, and any subsequent press releases or other any written public statements relating to the Transactions, or making any presentations with respect to the Transactions and shall not issue any such press release or make any such written public statement or such presentation prior to obtaining the other Party’s reasonable approval thereof, provided that the foregoing limitations shall not apply if either Party determines such disclosure is required by applicable Law or by obligations pursuant to any listing agreement with any securities exchange or national trading system.

7.2 Expenses. Except as otherwise provided herein, the Parties shall each pay all of their respective legal, accounting, and other expenses incurred by such Party in connection with the Transactions.

7.3 Employees.

(a) The Owner shall cause Gale to assign not less than six of the full-time on-site employees listed in Exhibit F hereto (the “Transferred Employees”), and will use good faith efforts to cause Gale to assign all of the Transferred Employees, to employment by Investors effective January 1, 2005. From and after their transfer, the Transferred Employees (and/or additional or replacement employees) shall continue to be exclusively involved in the day-to-day management of the Property and, although they will take their instructions from Investors, they will continue to work closely with Gale or its successor in its capacity as the building manager of the Property. As a result of such transfer, Gale or its successor will no longer be reimbursed for any of the costs associated with the Transferred Employees although it is acknowledged by the Parties that the management fee entitlement of Gale pursuant to the Gale Management Agreement shall remain unaffected.

(b) At all times from January 1, 2005 for so long as the Buyer or any of its Affiliates shall continue to own a membership interest in the Ownership Entity, the Owner shall cause Investors to employ not less than six full-time employees who are exclusively involved in the day-to-day management or maintenance of the Property.

(c) The Transferred Employees shall be employed by Investors and shall receive all of their employment compensation and related benefits from Investors. Effective January 1, 2005, the Buyer shall cause one of its Affiliates to extend its benefits package and payroll arrangements to Investors so that the Transferred Employees shall receive coverage thereunder. All of the costs and expenses associated with the employment of the Transferred Employees shall be borne by Investors, including the cost of the benefits package to be extended by the Buyer, except to the extent of any incremental cost to Investors of such employment in excess of the amount which would otherwise have been reimbursed from time to time by First States Management to Gale in respect of such Transferred Employees under the Gale Management Agreement had such transfer not taken place, which incremental cost will be reimbursed to Investors by the Buyer.

(d) The Owner acknowledges that the Owner’s covenants contained in this Section 7.3 are of critical importance to the Buyer in its determination to acquire the Minority Interest and are a material inducement to the Buyer to enter into and perform its obligations under this Agreement.

7.4 Fulfillment of Closing Conditions. At and prior to the Closing, each Party shall use commercially reasonable efforts to fulfill, and to cause each other to fulfill, as soon as practicable the conditions specified in Sections 8 and 9 to the extent that the fulfillment of such conditions is such Party’s obligation and is within its control.

8. Conditions Precedent to Obligations of the Owner.

All obligations of the Owner to consummate the Transactions are subject to the satisfaction (or waiver by the Owner) prior thereto of each of the following conditions:

8.1 Representations and Warranties. The representations and warranties of the Buyer contained in this Agreement shall be true and correct on the date hereof and shall also be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, without taking into account any qualifiers of materiality or qualifiers of similar import.

8.2 Agreements, Conditions and Covenants. The Buyer shall have performed or complied with all agreements, conditions, and covenants required by this Agreement to be performed or complied with by it on or before the Closing Date.

8.3 Closing Deliveries. All deliveries required to be made at Closing pursuant to Section 2.2(b) shall have been made.

9. Conditions Precedent to Obligations of the Buyer.

All obligations of the Buyer to consummate the Transactions are subject to the satisfaction (or waiver by the Buyer) prior thereto of each of the following conditions:

9.1 Representations and Warranties. The representations and warranties of the Owner contained in this Agreement shall be true and correct in all material respects on the date hereof and shall also be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, without taking into account any qualifiers of materiality or qualifiers of similar import.

9.2 Agreements, Conditions and Covenants. The Owner shall have performed or complied with all agreements, conditions, and covenants required by this Agreement to be performed or complied with or by it on or before the Closing Date and shall have proved to the Buyer that all preparations have been made to transfer the Transferred Employees to Investors effective January 1, 2005.

9.3 Material Adverse Effect. No Material Adverse Effect shall have occurred from the date hereof until the Closing Date.

9.4 Closing Deliveries. All deliveries required to be made at Closing pursuant to Section 2.2(a) shall have been made, it being agreed and understood that the failure or inability of the Owner to provide one or both of the deliveries set forth in Sections 2.2(a)(x) and (xi) shall not give the Buyer cause to delay or terminate the Closing.

10. Indemnification.

10.1 By the Owner.

(a) From and after the Closing Date, the Owner shall indemnify, defend, and hold harmless the Buyer and its respective officers, directors, members, managers, partners, employees, stockholders, agents, Affiliates, and any Person who controls any of such Persons within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Buyer Party”) from and against any liabilities, claims, demands, judgments, losses, costs, damages, or expenses whatsoever (including reasonable attorneys’, consultants’, and other professional fees and disbursements of every kind, nature, and description incurred by such Indemnified Buyer Party in connection therewith) (collectively, “Damages”) that such Indemnified Buyer Party may sustain, suffer, or incur and that result from, arise out of, or relate to any breach or inaccuracy of any representation or warranty made by the Owner made in Section 3 of this Agreement or in the Owner’s Closing Certificate.

(b) Furthermore, the Owner agrees to indemnify, defend and hold harmless each Indemnified Buyer Party from and against Damages arising from the litigation described in Schedule 8(a)(iv) of the Original Purchase Agreement to the extent that (i) the amount of such Damages are in excess of the indemnification provided by the Original Seller pursuant to Section 8(a)(iv) of the Original Purchase Agreement and (ii) the Owner shall have fully exhausted each of its remedies pursuit of the indemnification from the Original Seller.

(c) The Owner’s obligation pursuant to Section 10.1(a) (but not the Owner’s indemnity obligation arising under Section 10.1(b)) to indemnify any Indemnified Buyer Party indemnification shall be subject to the conditions that (i) the Buyer shall have given notice of such breach or inaccuracy within twelve (12) months following the Closing Date; (ii) the Owner’s obligation to so indemnify the Buyer shall only become effective if and to the extent that the aggregate amount of claimed Damages exceeds Two Hundred Fifty Thousand Dollars (U.S.$250,000) (for the sake of clarification, the Owner shall become subject to the indemnification obligation pursuant to this Section for Damages which, on their own or together with other Damages may have been incurred prior to the date of such claim, are in excess of U.S.$250,000, subject however to the following clause (iii)); and (iii) the Owner’s maximum liability for Damages shall be limited to, and shall not exceed, U.S. $6,000,000.

10.2 By the Buyer. From and after the Closing Date, the Buyer shall indemnify, defend, and hold harmless the Owner and its respective successors and assigns (if any), and their respective officers, directors, members, managers, partners, employees, stockholders, agents, Affiliates, and any Person who controls any of such Persons within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Owner Party”) from and against any Damages that such Indemnified Owner Party may sustain, suffer, or incur and that result from, arise out of, or relate to any breach or inaccuracy of any representation or warranty made by the Buyer made in Section 4 of this Agreement or in the Buyer’s Closing Certificate.

11. Termination.

11.1 Grounds for Termination. The Parties may terminate this Agreement at any time before the Closing as provided below:

(a) by mutual written consent of the Owner and the Buyer;

(b) by the Buyer if the Closing has not occurred on or before the Termination Date, unless the reason that the Closing has not occurred shall be the failure of the Buyer to fulfill its obligations hereunder (provided that the Owner’s failure to provide the acknowledgments pursuant to Sections 2.2(a)(x) and (xi) shall not give rise to Buyer’s right to terminate so long as the Owner has used reasonable efforts to obtain such acknowledgements); or

(c) by the Owner if the Closing has not occurred on or before the Termination Date, unless the reason that the Closing has not occurred shall be the failure of the Owner to fulfill its obligations hereunder.

11.2 Effect of Termination. In the event of the termination hereof as expressly permitted under Section 11.1, this Agreement shall forthwith become void and have no effect (except for this Section 11.2) and there shall be no liability or responsibility in respect of this Agreement on the part of any of the Buyer or the Owner or any of their respective officers, directors, or shareholders except as provided in Section 7.2. Notwithstanding the foregoing, if such termination results solely from the failure of the Buyer to fulfill its obligations under this Agreement (which failure shall not have been preceded or accompanied by a failure of the Owner to fulfill its obligations under this Agreement), the Deposit shall be paid to the Owner in accordance with the Owner’s instructions, as set forth in Exhibit A, as soon as reasonably practical following the Owner’s delivery of notice of termination to the Escrow Agent. In the event of a termination hereunder without Closing, each Party hereto shall return promptly to the other Party hereto or destroy (and certify such destruction to the other Party in writing) all documents, work papers, and other material of the other Party (and in the case of the Buyer, any Due Diligence Materials in its possession) furnished or made available to such Party or its representatives or agents, and all copies thereof, and agrees that no information received by it or its representatives or agents shall be revealed by it or its representatives or agents to any third party or used for the advantage of such Party or any other Person.

12. General Matters.

12.1 Contents of Agreement. This Agreement, together with the other Transaction Documents, sets forth the entire understanding of the Parties with respect to the Transactions and supersedes all prior Contracts or understandings, oral or written, between the Parties regarding those matters.

12.2 Limitations on Representations and Warranties; “AS-IS” Transaction. THE BUYER ACKNOWLEDGES TO AND AGREES WITH THE OWNER THAT THE BUYER IS PURCHASING THE MINORITY INTEREST “AS-IS, WHERE IS” AND “WITH ALL FAULTS” AS OF THE CLOSING DATE AND SPECIFICALLY AND EXPRESSLY WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTEES, EITHER EXPRESS OR IMPLIED, AS TO THE CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE OR ANY OTHER WARRANTY OF ANY KIND, NATURE, OR TYPE WHATSOEVER (WHETHER RELATED TO THE MINORITY INTEREST OR THE PROPERTY) FROM OR ON BEHALF OF THE OWNER OR ANY AFFILIATE, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY THE OWNER IN SECTION 3 OF THIS AGREEMENT. THE BUYER FURTHER ACKNOWLEDGES AND AGREES THAT: (A) THE BUYER HAS BEEN DULY REPRESENTED BY COUNSEL IN CONNECTION WITH THE NEGOTIATION OF THIS AGREEMENT; AND (B) THE OWNER HAS MADE NO AGREEMENT WITH BUYER PERTAINING TO THE MINORITY INTEREST EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN THE AMENDED OPERATING AGREEMENT.

12.3 Survival. The representations and warranties contained in this Agreement shall survive for a period of up to twelve (12) months from the Closing Date.

12.4 Amendment, Parties in Interest, Assignment, Miscellaneous. This Agreement may be amended, modified, or supplemented only by a written instrument duly executed by each of the Parties. If any provision of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the Parties. Nothing in this Agreement shall confer any rights upon any Person other than the Parties and their respective successors and permitted assigns, except as provided in Section 8. No Party shall assign this Agreement or any right, benefit, or obligation hereunder. Any term or provision of this Agreement may be waived at any time by the Party entitled to the benefit thereof by a written instrument duly executed by such Party. Neither the failure nor the delay by any Party in exercising any right, power, or privilege hereunder shall operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege shall preclude any other or further exercise of any such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable Law, (a) no waiver that may be given by a Party shall be applicable except in the specific instance for which it was given and (b) no notice to or demand on one Party shall be deemed to be a waiver of any obligation of such Party or the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the other Transaction Documents.

12.5 Non-solicitation. From the date hereof until the Closing, the Owner shall not market, or cause the marketing, of the Property or solicit or hold discussions with, or provide any information concerning the Property, the Ownership Entity, Holdings or Investors to, any other prospective purchasers of the Property or of interests in the Ownership Entity, Holdings or Investors.

12.6 Further Assurances. At and after the Closing, the Parties shall execute and deliver any and all documents and take any and all other actions that may be deemed reasonably necessary by their respective counsel to complete the Transactions.

12.7 Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, and the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to,” and (d) references to “hereunder” or “herein” relate to this Agreement. Any determination as to whether a situation is material shall be made by taking into account the effect of all other provisions of this Agreement that contain a qualification with respect to materiality so that the determination is made after assessing the aggregate effect of all such situations. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, and Exhibit references are to this Agreement unless otherwise specified. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP. Any reference to a Party’s being satisfied with any particular item or to a Party’s determination of a particular item presumes that such standard will not be achieved unless such Party shall be satisfied or shall have made such determination in its sole or complete discretion.

12.8 Counterparts. This Agreement may be executed in counterparts (delivery of which may occur via facsimile), each of which shall be binding as of the date first written above, and, when delivered, all of which shall constitute one and the same instrument. A facsimile signature or electronically scanned copy of a signature shall constitute and shall be deemed to be sufficient evidence of a Party’s execution of this Agreement, without necessity of further proof. Each such copy (or facsimile) shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

12.9 Negotiated Agreement. The Parties hereby acknowledge that the terms and language of this Agreement were the result of negotiations between the Parties and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any particular Party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

13. Remedies.

The indemnification rights under Section 8 are the sole and exclusive rights and remedies that the Parties have at law or in equity or otherwise for any misrepresentation or breach of warranty on the part of either Party.

14. Notices.

All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by registered or certified mail, facsimile message, or Federal Express or other nationally recognized overnight delivery service. Any notices shall be deemed given upon the earlier of the date when received at, or the third Business Day after the date when sent by registered or certified mail or the Business Day after the date when sent by Federal Express or facsimile to, the address or facsimile number set forth below, unless such address or facsimile number is changed by written notice to the other Parties in accordance with this Agreement:

If to the Owner:

First States Group, L.P.

1725 The Fairway,

Jenkintown, PA 19046

Attn: Edward J. Matey, Jr.

Facsimile: (215) 877-9856

with a required copy to:

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103

Attn: James W. McKenzie, Jr.

Facsimile: (877) 432-9652

If to the Buyer:

IPC Realty II, LLC

Suite 115

303 North Hurstbourne Parkway

Louisville, KY 40222

Attn: Bruce Wibbels

Facsimile: (502) 326-1105

with required copies to:

IPC US Real Estate Investment Trust

175 Bloor Street East

South Tower, 7th Floor

Toronto, Ontario M4W 3R8

Canada

Attn: Gary M. Goodman

Facsimile: (416) 929-5314

Davies Ward Phillips & Vineberg LLP

625 Madison Avenue, 12th Floor

New York, NY 10022

Attn: Fiona J. Kelly

Facsimile: (212) 308-0132

15. Governing Law.

This Agreement shall be construed and interpreted in accordance with the Laws of the State of New York without regard to its provisions concerning conflicts of Laws, choice of Law, choice of forum, or principles that might otherwise refer construction or interpretation of this Agreement to the substantive Law of another jurisdiction. The Parties hereby irrevocably (a) submit themselves to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, New York and (b) waive the right and hereby agree not to assert by way of motion, as a defense or otherwise, in any action, suit, or other legal proceeding brought in any such court, any claim that it is not subject to the jurisdiction of such court, that such action, suit, or proceeding is brought in an inconvenient forum, or that the venue of such action, suit, or proceeding is improper. Each Party also irrevocably and unconditionally consents to the service of any process, pleadings, notices, or other papers in a manner permitted by the notice provisions of Section 14. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE, AND ENFORCEMENT HEREOF.

16. Definitions.

Certain terms used in this Agreement are listed in alphabetical order and defined or referred to below (such terms as well as any other terms defined elsewhere in this Agreement shall be equally applicable to both the singular and plural forms of the terms defined).

“Affiliates” means, with respect to a particular Party, Persons controlling, controlled by, or under common control with that Party, as well as any officers and directors and their immediate family members of that Party and of its other Affiliates. For the purposes of the foregoing, ownership, directly or indirectly, of more than 50% of the voting securities or other equity interest of a Person shall be deemed to constitute control.

“Agreement” means this Agreement and the Exhibits.

“Amended Operating Agreement” means the Amended and Restated Limited Liability Company Agreement of the Ownership Entity in the form attached hereto as Exhibit G.

“Antennae Lease” that certain antennae lease between Investors and the City of Boston.

“Assignment Agreement” means an Assignment and Transfer Agreement, by and among the Buyer, the Owner, and the Ownership Entity in substantially the form attached hereto as Exhibit H.

“Building” is defined in the preamble.

“Business Day” means any day other than (i) a Saturday or a Sunday, (ii) a day on which banking institutions in New York, U.S., Louisville, U.S., or Toronto, Canada are authorized to close, and (iii) any of the First Day Passover, Second Day Passover, Seventh Day Passover, Eighth Day Passover, First Day Shavuoth, Second Day Shavuoth, First Day Rosh Hashanah, Second Day Rosh Hashanah, Yom Kippur, First Day Sukkoth, Second Day Sukkoth, Shemini Azereth and Simchas Torah.

“Buyer” is defined above in the preamble.

“Buyer’s Closing Certificate” means a certificate to be executed by an executive officer of the Buyer at the Closing in substantially the form attached hereto as Exhibit I.

“Charter Documents” mean a Person’s certificate or articles of incorporation, certificates defining the rights and preferences of securities, articles of organization, general or limited partnership agreement, certificate of limited partnership, certificate of formation, operating agreement, joint venture agreement, or other similar document governing the Person.

“Closing” is defined in Section 2.1.

“Closing Date” is defined in Section 2.1.

“Contract” means any written or oral contract, agreement, lease, instrument, or other document or commitment, arrangement, undertaking, practice, or authorization that is binding on any Person or its property under any applicable Law.

“Court Order” means any judgment, decree, injunction, order, or ruling of any Governmental Body that is binding on any Person or its property under applicable Law.

“Damages” are defined in Section 10.1.

“Deposit” means cash in the amount of U.S.$4,500,000 deposited by the Buyer with the Escrow Agent on December 7, 2004.

“Due Diligence Materials” is defined in Section 3.5.

“Employment Acknowledgement” means an acknowledgement to be executed by an executive officer of Gale at the Closing substantially in the form attached hereto as Exhibit J.

“Escrow Agent” means Chicago Title Insurance Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

“Exhibits” means any of the exhibits referred to herein and attached hereto.

“First States Management” means First States Management Corp., LLC, a Delaware limited liability company.

“First States Management Agreement” means the property management agreement relating to the Property made as of February 13, 2004 between Investors, as owner, and First States Management, as property manager.

“GAAP” means U.S. generally accepted accounting principles.

“Gale” means The Gale Company LLC, a Delaware limited liability company.

“Gale Management Agreement” means the property management and leasing agreement dated as of September 22, 2000 made between the Original Seller, as the then current owner of the Property, and Gale, as property manager, as amended by an assignment and amendment of property management and leasing agreement effective as of February 17, 2004 between Gale, Investors and First States Management.

“Governmental Body” mean any (a) nation, state, commonwealth, province, territory, county, municipality, district, or other jurisdiction of any nature, or any political subdivision thereof, (b) federal, state, local, municipal, foreign, or other government, or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, regulatory body, or other entity and any court, arbitrator, or other tribunal).

“Holdings” is defined in the preamble.

“Indemnified Buyer Party” is defined in Section 10.1.

“Indemnified Owner Party” is defined in Section 10.2.

“Interest Reimbursement Period” means the period beginning on the Closing Date and ending on the fifth anniversary of the Closing Date.

“Investors” is defined in the preamble.

“IPC Management Agreement” means the agreement to be entered into between IPC Real Estate Management LLC, as sub-manager or asset manager, and First States Management, as manager, relating to the management of the Property, in the form attached hereto as Exhibit K.

“Law” means any statute, law, ordinance, regulation, order, or rule of any Governmental Body, including those covering environmental, energy, safety, health, transportation, bribery, record keeping, zoning, anti-discrimination, antitrust, wage and hour, and price and wage control matters, as well as any applicable principle of common law.

“Lehman” means Lehman Brothers Bank FSB.

“Management Contracts” means, collectively, the First States Management Agreement and the Gale Management Agreement.

“Management Office Sublease” means the sublease dated as of October 1, 2003 made between State Street, as sub-landlord, and the Original Seller (whose rights thereunder were subsequently assigned to Investors), as subtenant, in respect of certain premises on the 7th floor of the Property.

“Material Adverse Effect” means any event (whether considered in isolation or viewed collectively with other events which occur on or before the Closing Date) which results in a material adverse change in the business, results of operations or property (including the Property) of any of the Ownership Entity, Holdings or Investors or the ability of either of the Parties to consummation the Transactions, which material adverse change would be deemed to exist if, for example and without limitation, (i) the Property is damaged or destroyed by fire or any other cause, or is subject to a pending, threatened or completed taking by condemnation or eminent domain (or a proposed conveyance under threat thereof), which results in more than 5% of the premises (exclusive of storage space) demised under the State Street Office Lease being rendered untenantable for a period in excess of ten Business Days; or (ii) an event (or series of events) occur which result in a 5% or greater diminution in the value of the Property (excluding, for greater certainty, any event which affects as a whole the commercial real estate market or is attributable to economic factors affecting the economy (local, regional, national, or global) in general).

“Mezzanine Loan Documents” means the Mezzanine Loan Agreement by and between Holdings and SBF Funding dated as of September 30, 2004 and the Loan Documents defined therein.

“Minority Interest” is defined in the preamble.

“Mortgage Loan Documents” means the Loan Agreement by and between Investors and Lehman dated February 17, 2004 and the other Loan Documents defined therein.

“Operating Cash Flow” has the meaning ascribed to it in the Amended Operating Agreement.

“Original Purchase Agreement” means the agreement of purchase and sale dated as of February 1, 2004 by and between the Original Seller, as vendor, and Investors, as purchaser, as amended by the first amendment to agreement of purchase and sale entered into as of February 13, 2004 between the same parties.

“Original Seller” means Kingston Bedford Joint Venture LLC.

“Owner” is defined above in the preamble.

“Owner’s Closing Certificate” means a certificate to be executed by an executive officer of the Owner at the Closing in substantially the form attached hereto as Exhibit L.

“Ownership Entity” is defined in the preamble.

“Owner’s knowledge,” “knowledge of the Owner,” or phrases of similar import mean the actual, and not constructive, knowledge of Nicholas S. Schorsch, Glenn Blumenthal, James T. Ratner or Edward J. Matey Jr.

“Parking Garage” is defined in the preamble.

“Parties” is defined in the preamble.

“Person” means any natural person, business trust, corporation, partnership, limited liability company, joint stock company, proprietorship, association, trust, joint venture, unincorporated association, or any other legal entity of whatever nature.

“Property” means that certain real property comprised of approximately 70,000 square feet, located at One Lincoln Street, Boston, Massachusetts.

“Purchase Price” is defined in Section 1.2(a).

“SBF Funding” means SBF Funding, Inc.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

“Service Contract” is define in Section 3.12.

“State Street” means SSB Realty LLC.

“State Street Estoppel Certificates” means (i) an estoppel certificate of State Street with respect to the State Street Office Lease; and (ii) an estoppel certificate with respect to the State Street Garage Lease, each in substantially the form attached to the State Street Lease as Exhibit K thereof.

“State Street Leases” means, collectively, the State Street Office Lease and the State Street Garage Lease.

“State Street Garage Lease” means the indenture of lease made in May 2004 between Investors, as landlord, and State Street, as tenant, in respect of the Parking Garage.

“State Street Office Lease” means the indenture of lease dated as of May 9, 2001 made between the Original Seller, as landlord, and State Street, as tenant, as it has been amended by a first amendment to property lease dated as of August 16, 2003 and a second amendment to property lease dated as of February 13, 2004 in respect of the office, retail and storage areas of the Property.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxes” mean all taxes, duties, charges, fees, levies, or other assessments imposed by any Governmental Body including income, gross receipts, value-added, excise, withholding, personal property, real estate, sale, use, ad valorem, license, lease, service, severance, stamp, transfer, payroll, employment, customs, duties, alternative, add-on minimum, estimated, and franchise taxes (including any interest, penalties, or additions attributable to or imposed on or with respect to any such assessment).

“Tenant Leases” means, collectively, the State Street Office Lease, the State Street Parking Garage Lease, the Management Office Sublease and the Antennae Lease.

“Termination Date” means December 23, 2004.

“Third Amendment to State Street Office Lease” means the third amendment to property lease to be executed by an executive officer of each of Investors and State Street at Closing in substantially the form attached hereto as Exhibit M.

“Transaction Documents” mean this Agreement, the Assignment Agreement, the Amended Operating Agreement and the Management Agreement.

“Transactions” mean the purchase, sale, assignment and transfer of the Minority Interest at the Closing and the other transactions contemplated by the Transaction Documents.

“U.S.” means the United States of America.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the date first written above.

FIRST STATES GROUP, L.P., by First States Group, LLC, its general partner.

By:
Name:	Glenn Blumenthal
Title:	Senior Vice President
& Chief Operating Officer

IPC REALTY II, LLC

By:
Name:	Bruce Wibbels
Title:	President and Treasurer

A-1

Exhibit A

Wire Transfer Instructions

A-1

Exhibit B

Service Contracts

B-1

Exhibit C

Operating Statement

C-1

Exhibit D

Balance Sheet

D-1

Exhibit E

Due Diligence Materials

E-1

Exhibit F

Transferred Employees

F-1

Exhibit G

Amended Operating Agreement

G-1

Exhibit H

Form of Assignment Agreement

ASSIGNMENT AND ASSUMPTION OF

MEMBERSHIP INTEREST IN

FIRST STATES INVESTORS 228 HOLDINGS A, LLC

This Assignment and Assumption of Membership Interest in First States Investors 228 Holdings A, LLC, a Delaware limited liability company (“Assignment”) is entered into as of this              day of December, 2004 by and between First States Group, L.P., a Delaware limited partnership (the “Assignor”), with offices at 1725 The Fairway, Jenkintown, PA 19046, and IPC Realty II, LLC, a Delaware limited liability company (the “Assignee”), with offices at Suite 115, 303 North Hurstbourne Parkway, Louisville, KT 40222.

WHEREAS, Assignor has agreed to sell and transfer to Assignee, and Assignee has agreed to purchase from Assignor, all of Assignor’s right, title and interest in and to a portion of Assignor’s Membership Interest comprising a 30% Percentage Interest (the “Minority Interest”) in First States Investors 228 Holdings A, LLC, a Delaware limited liability company (the “Company”).

NOW, THEREFORE, in consideration of the payment of One Dollar ($1.00) and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound hereby, Assignor, as of the date hereof, hereby grants, assigns, conveys, transfers, sets over to and vests in Assignee all of Assignor’s right, title and interest, legal and equitable, in and to the Minority Interest. Assignee hereby accepts from Assignor the Minority Interest and Assignee hereby agrees to assume all of Assignor’s respective rights, duties and obligations as they relate to the Minority Interest from and after the date hereof.

This Assignment shall be governed by the laws of the State of Delaware and no modification, waiver or amendment shall be binding without the prior written consent of Assignor and Assignee. This Assignment may be executed in one or more counterparts (and any counterpart may be executed by facsimile), each of which shall be deemed to be an original copy of this Assignment and all of which, when taken together, shall be deemed to constitute but one and the same Assignment.

[Signatures appear on the following page.]

H-1

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed as of the date first written above

ASSIGNOR:

FIRST STATES GROUP, L.P., by
First States Group, LLC, its general partner.

By:
Name:	Glenn Blumenthal
Title:	Senior Vice President & Chief Operating Officer

ASSIGNEE:

IPC REALTY II, LLC

By:
Name:	Bruce Wibbels
Title:	President and Treasurer

H-2

Exhibit I

Buyer’s Closing Certificate

BUYER’S CLOSING CERTIFICATE

I,                                          ,                          of IPC Realty II, LLC, a Delaware limited liability company (the “Buyer”), pursuant to the Purchase Agreement, dated as of December     , 2004 (the “Agreement”), by and between the First States Group, L.P., a Delaware limited partnership and Buyer do hereby certify as follows:

1. The representations and warranties of the Buyer contained in the Agreement are true and correct in all material respects as of the date hereof, without taking into account any qualifiers of materiality or qualifiers of similar import.

2. The Buyer has performed or complied with all agreements, conditions, and covenants required by the Agreement to be performed or complied with by the Company at or prior to the date hereof (except to the extent otherwise waived by the Owner).

IN WITNESS WHEREOF, I have executed this Certificate as of the date and year first written above.

Name:
Title:

I-1

Exhibit J

Employment Acknowledgement

J-1

Exhibit K

IPC Management Agreement

K-1

Exhibit L

Owner’s Closing Certificate

OWNER’S CLOSING CERTIFICATE

I,                     ,                  of First States Group, L.P., a Delaware limited partnership (the “Owner”), pursuant to the Purchase Agreement, dated as of December         , 2004 (the “Agreement”), by and between the Owner and IPC Realty II, LLC, a Delaware limited liability company, as Buyer, do hereby certify as follows:

3. The representations and warranties of the Owner contained in the Agreement are true and correct in all material respects as of the date hereof, without taking into account any qualifiers of materiality or qualifiers of similar import.

4. The Owner has performed or complied with all agreements, conditions, and covenants required by the Agreement to be performed or complied with by the Company at or prior to the date hereof (except to the extent otherwise waived by the Buyer).

IN WITNESS WHEREOF, I have executed this Certificate as of the date and year first written above.

Name:
Title:

L-1

Exhibit M

Third Amendment to Lease

M-1